Exhibit 99.1

VCA Antech, Inc. Reports Third Quarter 2013 Results

  Revenue increased 7.0% to a third quarter record of $464.1 million
  Gross profit increased 11.6% to $110.7 million, or 8.8% to $107.9 million on an as adjusted basis
  Operating income increased 17.7% to $72.0 million, or 13.1% to $69.2 million on an as adjusted basis
  Diluted earnings per common share increased 18.4% to $0.45
  Adjusted EPS Excluding Amortization increased 9.3% to $0.47

LOS ANGELES--(BUSINESS WIRE)--October 24, 2013--VCA Antech, Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the third quarter ended September 30, 2013, as follows: revenue increased 7.0% to a third quarter record of $464.1 million; gross profit increased 11.6% to $110.7 million; operating income increased 17.7% to $72.0 million; net income increased 19.4 % to $40.6 million and diluted earnings per common share increased 18.4% to $0.45. Non-GAAP earnings per diluted share excluding acquisition-related amortization and a non-cash credit adjustment to direct costs (“Adjusted EPS Excluding Amortization”) increased 9.3% to $0.47 for the three months ended September 30, 2013.

For the nine months ended September 30, 2013 and 2012, diluted earnings per common share were $1.26 and $1.17, respectively. Adjusted EPS Excluding Amortization for the nine months ended September 30, 2013 and 2012 were $1.37 and $1.24, respectively.

Bob Antin, Chairman and CEO, stated, “We had an excellent quarter with increases in revenue growth in both our core Animal Hospital and Laboratory business segments. We were able to hold operating margin in our Animal Hospital business segment on 1.1% same-store revenue growth and increase it 120 basis points on a 6.3% increase in internal revenue in our Laboratory business segment.

“Animal Hospital revenue in the third quarter of 2013 increased 7.6%, to $368.9 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 1.1%. In the current quarter, we recorded an inventory related non-cash credit adjustment of $2.8 million. Excluding this item, our adjusted same-store gross profit margin increased to 16.3%, from 16.1% in the prior-year quarter. Adjusted consolidated gross margin remained essentially flat at 15.7%, compared to 15.8% in the prior-year quarter. Adjusted operating margin decreased slightly to 13.4%, compared to 13.6% in the prior-year quarter. During the quarter, we acquired eight independent animal hospitals which had historical combined annual revenue of $29.0 million.

“Laboratory internal revenue in the third quarter increased 6.3%, to $86.4 million, driven by both an increase in the number of requisitions and the average revenue per requisition. Our Laboratory gross profit margin increased to 47.2%, from 45.7%, and our operating margin increased to 38.0% from 36.8%."

2013 Financial Guidance

We reaffirm the annual guidance provided on February 14, 2013.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and adjusted diluted earnings per common share excluding acquisition-related amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our third quarter 2013 financial results during a conference call today, October 24th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward looking statements in this press release are statements addressing our 2013 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc. Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Animal hospital	$368,868	$342,840	$1,074,688	$1,001,247
Laboratory	86,460	81,286	265,025	252,636
All other	27,462	28,100	83,457	81,843
Intercompany	(18,735)	(18,613)	(55,254)	(54,276)
	464,055	433,613	1,367,916	1,281,450

Direct costs	353,378	334,432	1,046,022	988,283

Gross profit:
Animal hospital	60,839	54,252	166,151	149,188
Laboratory	40,810	37,177	128,501	120,024
All other	10,006	8,883	29,063	27,344
Intercompany	(978)	(1,131)	(1,821)	(3,389)
	110,677	99,181	321,894	293,167

Selling, general and administrative expense:
Animal hospital	8,678	7,745	25,723	22,797
Laboratory	7,921	7,285	23,891	22,393
All other	7,618	8,764	24,573	27,076
Corporate	14,530	13,814	43,429	43,390
	38,747	37,608	117,616	115,656
Net (gain) loss on sale of assets	(109)	387	1,187	1,022
Operating income	72,039	61,186	203,091	176,489
Interest expense, net	4,474	4,295	14,439	12,746
Business combination adjustment gain	—	—	—	(5,719)
Other income	(86)	(284)	(113)	(639)
Income before provision for income taxes	67,651	57,175	188,765	170,101
Provision for income taxes	25,740	21,533	71,571	62,360
Net income	41,911	35,642	117,194	107,741
Net income attributable to noncontrolling interests	1,264	1,605	4,400	4,139
Net income attributable to VCA Antech, Inc	$40,647	$34,037	$112,794	$103,602

Diluted earnings per share	$0.45	$0.38	$1.26	$1.17

Weighted-average shares outstanding for diluted earnings per share	89,845	88,654	89,659	88,589

VCA Antech, Inc. Consolidated Balance Sheets (Unaudited) (In thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$153,174	$68,435
Trade accounts receivable, net	60,770	55,912
Inventory	51,929	51,456
Prepaid expenses and other	25,115	25,086
Deferred income taxes	26,130	22,579
Prepaid income taxes	1,512	20,061
Total current assets	318,630	243,529
Property and equipment, net	445,392	403,444
Other assets:
Goodwill	1,320,952	1,291,231
Other intangible assets, net	90,139	94,823
Notes receivable, net	3,474	6,080
Deferred financing costs, net	3,295	4,232
Other	53,453	48,241
Total assets	$2,235,335	$2,091,580
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$51,232	$39,002
Accounts payable	37,797	39,416
Accrued payroll and related liabilities	62,323	49,893
Other accrued liabilities	63,814	57,131
Total current liabilities	215,166	185,442
Long-term debt, less current portion	581,145	591,641
Deferred income taxes	82,568	75,846
Other liabilities	35,947	37,267
Total liabilities	914,826	890,196
Redeemable noncontrolling interests	11,031	6,991
VCA Antech, Inc. stockholders’ equity:
Common stock	89	88
Additional paid-in capital	398,099	390,359
Retained earnings	904,003	791,209
Accumulated other comprehensive (loss) income	(1,861)	1,847
Total VCA Antech, Inc. stockholders’ equity	1,300,330	1,183,503
Noncontrolling interests	9,148	10,890
Total equity	1,309,478	1,194,393
Total liabilities and equity	$2,235,335	$2,091,580

VCA Antech, Inc. Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$117,194	$107,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,783	56,882
Amortization of debt issue costs	937	961
Provision for uncollectible accounts	5,380	4,437
Business combination adjustment gain	—	(5,719)
Net loss on sale of assets	1,187	1,022
Share-based compensation	10,340	10,466
Deferred income taxes	2,868	14,119
Excess tax benefit from exercise of stock options	(2,654)	(358)
Other	(251)	(838)
Changes in operating assets and liabilities:
Trade accounts receivable	(9,986)	(5,079)
Inventory, prepaid expense and other assets	(1,634)	(6,727)
Accounts payable and other accrued liabilities	4,941	3,161
Accrued payroll and related liabilities	11,408	10,007
Income taxes	21,492	(1,636)
Net cash provided by operating activities	219,005	188,439
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(39,640)	(108,031)
Real estate acquired in connection with business acquisitions	(1,208)	(1,602)
Property and equipment additions	(52,682)	(55,257)
Proceeds from sale of assets	905	112
Other	(1,738)	(1,583)
Net cash used in investing activities	(94,363)	(166,361)
Cash flows from financing activities:
Repayment of debt	(28,507)	(52,040)
Proceeds from issuance of long-term debt	—	50,000
Proceeds from revolving credit facility	—	50,000
Repayment of revolving credit facility	—	(50,000)
Payment of financing costs	—	(122)
Distributions to non-controlling interest partners	(3,324)	(2,802)
Purchase of non-controlling interest	(5,727)	—
Proceeds from issuance of common stock under stock option plans	15,111	3,322
Excess tax benefit from exercise of stock options	2,654	358
Repurchase of common stock	(19,384)	(3,897)
Other	(160)	(1,273)
Net cash used in by financing activities	(39,337)	(6,454)
Effect of currency exchange rate changes on cash and cash equivalents	(566)	386
Increase in cash and cash equivalents	84,739	16,010
Cash and cash equivalents at beginning of period	68,435	63,651
Cash and cash equivalents at end of period	$153,174	$79,661

VCA Antech, Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended September 30,		Nine Months Ended September 30,
VCA Antech, Inc., to adjusted net income
attributable to VCA Antech, Inc., excluding amortization (1)	2013	2012	2013	2012

Net income attributable to VCA Antech, Inc.	$40,647	$34,037	$112,794	$103,602
Vacant property adjustments (2)	—	—	3,804	—
Tax benefit from vacant property adjustments (2)	—	—	(1,489)	—
Business combination adjustment gain (3)	—	—	—	(5,719)
Depreciation expense adjustment (4)	—	—	—	3,051
Tax benefit from depreciation expense adjustment (4)	—	—	—	(1,194)
Inventory adjustment (5)	(2,808)	—	(2,808)	—
Tax expense from inventory adjustment (5)	1,099	—	1,099	—

Adjusted net income attributable to VCA Antech Inc.	$38,938	$34,037	$113,400	$99,740
Addback of intangible asset amortization associated with acquisitions,
net of tax (6)	3,401	4,024	9,831	10,243
Adjusted net income attributable to VCA Antech, Inc. excluding amortization	$42,339	$38,061	$123,231	$109,983

Table #2	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share, excluding amortization (1)	2013	2012	2013	2012

Diluted earnings per share	$0.45	$0.38	$1.26	$1.17
Impact of vacant property adjustments, net of tax (2)	—	—	0.03	—
Impact of business combination adjustment gain (3)	—	—	—	(0.06)
Impact of depreciation expense adjustment, net of tax (4)	—	—	—	0.02
Impact of inventory adjustment, net of tax (5)	(0.02)	—	(0.02)	—

Adjusted Earnings per share (7)	$0.43	$0.38	$1.26	$1.13
Impact of intangible asset amortization associated with acquisitions,
net of tax (6)	0.04	0.05	0.11	0.12
Adjusted diluted earnings per share excluding amortization (7)	$0.47	$0.43	$1.37	$1.24

Shares used for computing adjusted diluted earnings per share	89,845	88,654	89,659	88,589

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross profit to
adjusted gross profit (1)	2013	2012	2013	2012

Consolidated gross profit	$110,677	$99,181	$321,894	293,167
Impact of vacant property adjustments (2)	—	—	2,046	—
Impact of depreciation expense adjustment (4)	—	—	—	3,051
Impact of inventory adjustment (5)	(2,808)	—	(2,808)	—
Impact of rent expense adjustments (8)	—	—	(1,396)	—
Consolidated adjusted gross profit	$107,869	$99,181	$319,736	$296,218
Consolidated adjusted gross profit margin	23.2%	22.9%	23.4%	23.1%

Table #4	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of operating income to
adjusted operating income (1)	2013	2012	2013	2012

Consolidated operating income	$72,039	$61,186	$203,091	$176,489
Impact of vacant property adjustments (2)	—	—	3,804	—
Impact of depreciation expense adjustment (4)	—	—	—	3,051
Impact of inventory adjustment (5)	(2,808)	—	(2,808)	—
Impact of rent expense adjustments (8)	—	—	(1,396)	—
Consolidated adjusted operating income	$69,231	$61,186	$202,691	$179,540
Consolidated adjusted operating income margin	14.9%	14.1%	14.8%	14.0%

_________________________________________________

(1)	Management uses, adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, adjusted gross profit and adjusted operating income and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income excluding acquisition-related amortization and its components and adjusted EPS excluding amortization measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the first quarter, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	As a result of the acquisition of a controlling interest in AVC, we recorded a gain in the first quarter of 2012, for the increase in value of our previously held interest in AVC, which we acquired in 2008.

(4)	Due to the corrections on the calculation of depreciation on certain assets, we recognized additional depreciation expense during the second quarter of 2012. The rate used to calculate the tax benefit is the statutory rate for this year.

(5)	This quarter, we recorded a non-cash physical inventory adjustment in our Animal Hospital business segment which resulted in a $2.8 million credit adjustment to direct costs.

(6)	Beginning the first quarter of 2013, we report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other infrequent charges and credits. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

(7)	Amounts may not add due to rounding.

(8)	In the second quarter, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

			As of
Table #5			September 30, 2013	December 31, 2012
Selected consolidated balance sheet data
Debt:
Senior term notes			$568,750	$592,422
Other debt and capital leases			63,627	38,221
Total debt			$632,377	$630,643

	Three Months Ended September 30,		Nine Months Ended September 30,
Table #6
Selected expense data	2013	2012	2013	2012

Rent expense	$16,888	$16,547	$50,675	$48,927

Depreciation and amortization included
in direct costs:
Animal hospital	$14,840	$13,775	$42,481	$40,067
Laboratory	2,531	2,451	7,586	7,344
All other	1,259	1,968	3,603	5,313
Intercompany	(450)	(395)	(1,335)	(1,102)
	$18,180	$17,799	$52,335	$51,622
Depreciation and amortization included in selling,
general and administrative expense	1,864	1,720	5,448	5,260
Total depreciation and amortization	$20,044	$19,519	$57,783	$56,882

Share-based compensation included in direct costs:
Laboratory	$110	$63	$328	$244

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	374	219	1,417	758
Laboratory	273	216	879	847
All other	186	145	558	436
Corporate	1,978	2,056	7,158	8,181
	2,811	2,636	10,012	10,222
Total share-based compensation	$2,921	$2,699	$10,340	$10,466

CONTACT:
VCA Antech, Inc.
Tomas Fuller, Chief Financial Officer
310-571-6505